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                                                                    EXHIBIT 35.2

                          SERVICER COMPLIANCE STATEMENT
                     PURSUANT TO ITEM 1123 OF REGULATION AB
                     FIRST NATIONAL CREDIT CARD CENTER, INC.

                                                            Date: March 28, 2008

         The undersigned, a duly authorized officer of First National Bank Credit Card Center, Inc. ("FNCCC"), pursuant to Item 1123 of Regulation AB and
Section 3.05(a) of the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, as Trustee, as amended (the "Pooling and Servicing Agreement"), does hereby certify that:

         1. A review of the activities of FNCCC from January 1, 2007 through December 31, 2007 (the "Reporting Period") and of its performance under the Pooling and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, FNCCC has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.



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         IN WITNESS WHEREOF, I have signed this Servicer Compliance Statement the day and year first written above.


                                             FIRST NATIONAL BANK CREDIT CARD
                                             CENTER, INC.



                                             By    /s/ Stephen F. Eulie
                                                --------------------------------
                                                   Stephen F. Eulie
                                                   President




                                             FIRST NATIONAL BANK CREDIT CARD
                                             CENTER, INC.



                                             By    /s/ Patrick J. Burns, Sr.
                                                 -------------------------------
                                                   Patrick J. Burns, Sr.
                                                   Chief Financial Officer